NEWS RELEASE
FOR IMMEDIATE RELEASE

MacKenzie Realty Capital Reports First Quarter 2026 Financial Results and Aurora Lease-up

Orinda, Calif., (November 18, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced its financial results for the first quarter ended September 30, 2025 and announced its Aurora at Green Valley is now over 50% leased.

Key Financial Highlights:
Operating Results for the Quarter Ended September 30, 2025:
•	Net revenues for quarter ended September 30, 2025, were $4.54 million, a decrease of 8.3% from $4.95 million in the same period of 2024.
•	Net operating loss was $3.49 million, as compared to a net operating loss of $7.4 million in the same period of 2024, a decrease of 53%.
•	Net loss was $3.05 million, compared to a $7.41 million loss in the same period of 2024.
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The Company had negative $1.93 million of funds from operations (“FFO”) for the quarter compared to negative $0.58 million in the same period of 2024. The net loss of $3.05 million was adjusted for $2.2 million in depreciation expense and $1.08 million of unrealized gain from investments. Further, adding back straight line rent adjustments, amortization of below market lease rent, amortization of loan fees, and unusual or one-time transactions such as marketing share issuances related to our listing, the adjusted FFO (“AFFO”) would be negative $1.72 million for the quarter compared to negative $0.47 million for the same period in 2024.

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Construction at Aurora at Green Valley is now complete.  The clubhouse and the three residential buildings have been completed with certificates of occupancy issued, and leasing activity has been robust, with the buildings now over 50% leased.

Robert Dixon, CEO and President of MacKenzie Realty Capital, stated, “The quarterly results were in line with our internal expectations, and we are pleased with the trajectory toward FFO profitability next year.  While compared to the same period last year, the results do not show improvement, there is improvement compared to the last quarter, supporting our contention that we are on the right track. We remain focused on successfully executing our growth initiatives while maintaining financial discipline which we believe will deliver sustained value creation over the long term.”

Non-GAAP Financial Measures

Reconciliations, definitions and important discussions regarding the usefulness and limitations of the Non-GAAP Financial Measures used in this release can be found below.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The current portfolio includes interests in 5 multifamily properties and 8 office properties plus 1 multifamily development.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com

Funds from Operations (“FFO”) – The Company believes that funds from operations (“FFO”), as defined in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), and adjusted funds from operations (“AFFO”) are important non-GAAP supplemental measures of our operating performance. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization. The Company defines AFFO as FFO excluding the impact of straight-line rent, above-/below-market leases, amortization of loan fees, mark-to-market debt adjustments, and certain non-recurring items such as consulting and marketing fees and stock issued as part of our listing efforts. We believe that the use of FFO, combined with the required GAAP presentations, improves the understanding of our operating results among investors and makes comparisons of operating results among REITs more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating and financial performance because, by excluding the applicable items listed above, FFO and AFFO can help investors compare our operating performance between periods or as compared to other companies. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO and AFFO also do not consider the costs associated with capital expenditures related to our real estate assets nor do they purport to be indicative of cash available to fund our future cash requirements. Further, our computation of FFO and AFFO may not be comparable to FFO and AFFO reported by other REITs that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define AFFO differently than we do.

The following table reconciles our calculations of FFO and AFFO for the three months ended September 30, 2025 and 2024, to net income the most directly comparable GAAP financial measure, for the same periods:

Net loss (GAAP Basis)	(3,046,894)	(7,408,269)

Adjustment for non-cash transactions:
depreciation and amortization	2,197,528	2,280,756
impairment loss	-	4,406,249
unrealized loss (gain)	(1,081,635)	142,652
FFO	$(1,931,001)	$(578,612)

Adjustments for:
Straight line rent adjustment	(28,733)	(129,725)
Amortization of below market lease rent	(22,486)	(67,234)
Amortization of loan fees and Debt mark-to-market	223,590	304,898
One time and unusual transactions:
Stock issued to Outside The Box for marketing	37,362	-
AFFO	$(1,721,269)	$(470,763)